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                                                                     EXHIBIT 5.1


                        KAPLAN GOTTBETTER & LEVENSON, LLP
                                ATTORNEYS AT LAW
                                630 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                            TELEPHONE: (212) 983-6900
                            FACSIMILE: (212) 983-9210
                              EMAIL: KGL@KGLLAW.COM

December 20, 2001

Delivery Now Corp.
570 Seventh Avenue, Suite 2103
New York, NY 10018

   Re:  DELIVERY NOW CORP. (THE "COMPANY")
        REGISTRATION STATEMENT ON FORM SB-2 FOR 1,495,000 SHARES OF COMMON STOCK

To Whom it May Concern:

     At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Delivery Now Corp., a Delaware corporation (the Company"), with the Securities and Exchange Commission (the "Commission") on or about December 20, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,495,000 shares of the Company's Common Stock, of which 1,495,000 are presently issued and outstanding (the "Shares"), all of which will be sold or distributed by certain selling security holders (the "Selling Security Holders").

     In rendering this opinion, we have examined the following:

     o the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     o the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and

     o the Company's stock transfer ledger stating the number of the Company's issued and outstanding shares of capital stock as of December 18, 2001.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to

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DELIVERY. NOW CORP.
DECEMBER 20, 2001
PAGE 2

any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate. We are admitted to practice law in the State of New York, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of New York.

     Based upon the foregoing, it is our opinion that the Shares to be sold or distributed by the Selling Security Holders pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

KAPLAN GOTTBETTER & LEVENSON, LLP

/s/ KAPLAN GOTTBETTER & LEVENSON, LLP
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